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                                                                    Exhibit 10.9
Employment Agreement Between the Company and Rolf S. Stutz

                            ZOLL MEDICAL CORPORATION
                                32 Second Avenue
                              Burlington, MA 01803

                                  July 19, 1996

Rolf S. Stutz
15 Ash Street
Cambridge, MA 02138


Dear Rolf:

     This Employment Agreement (the "Agreement") is entered into by and between you, Rolf Stutz, and Zoll Medical Corporation, a Massachusetts company (the "Company") with its principal place of business at 32 Second Avenue, Burlington, Massachusetts. In consideration of the mutual promises set forth in this Agreement, the parties agree:

     1. You shall be employed by the Company as its Chairman of the Board of Directors and Chief Executive Officer, effective June 4, 1996, and shall have all powers and duties consistent with those positions, subject to the direction of the Company's Board of Directors.

     2. You will devote your best efforts, business judgment, skill and knowledge to the advancement of the business and interests of the Company and its affiliates, and to the discharge of your duties and responsibilities hereunder.

     3. Your salary shall initially be $250,000 per year, subject to increase from time to time as determined by the Board of Directors. In addition, you shall be entitled to receive stock options which may be awarded from time to time. All options (the "Options") to purchase common stock of the Company which you may be awarded under the Company's stock option plans shall vest fully upon the occurrence of a "Change of Control" (as such term is defined in the 1992 Stock Incentive Plan).

     4. You shall be entitled to the number of paid vacation days specified by the Company's normal vacation policy, to be taken at such times and intervals as shall be determined by you, subject to the reasonable business needs of the Company. You shall be entitled to participate in and enjoy the benefit of the Company's employee benefit plans generally available to the Company's management from time to time. Participation shall be subject to the terms of the applicable plan documents and the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by such plan. The Company may alter, modify, add to or delete its employee benefit plans as they apply to the Company's management at such times and in such manner as the Company determines to be appropriate, without recourse by you.

     5. Your employment shall automatically terminate upon your death or may be terminated by the Company on account of your total disability from performing your duties for the Company for a period of thirteen consecutive weeks. Either you or the Company may

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         terminate your employment upon 30 days notice. If the Company terminates your employment without "Cause" (as hereafter defined), it shall continue to pay the salary in effect at the time of your termination for a period of twelve months following such 30 day notice period and shall provide you with reasonable and customary outplacement services for one year or, if shorter, until a new position is accepted by you. Any Options which may be outstanding shall continue to vest during such twelve-month period as if you were employed for such period. For purposes of this Agreement, "Cause" shall mean: (1) material breach of this Agreement, (2) conviction of a crime involving moral turpitude or dishonesty, or (3) conduct on your part which is reasonably determined in good faith by the Board of Directors of the Company other than you to demonstrate gross unfitness to serve.

     6. In the event that your employment is terminated for any reason, you agree that for a period of three years after termination you will not
         (i) directly or indirectly, be employed by, affiliated with, direct the business of or act on behalf of a business that competes with the Company or its affiliates; (ii) solicit, induce, or attempt to solicit or induce any person employed by the Company; or (iii) accept employment with a competing business.

     7. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

                                             Very truly yours,

                                             ZOLL MEDICAL CORPORATION


                                             By: /s/ Thomas M. Claflin
                                                ----------------------

The foregoing is accepted:

/s/ Rolf S. Stutz
-----------------
Rolf S. Stutz


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